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                                                                  Exhibit 10.46

                                AMENDMENT NO. 5
                                       TO
                            EMPLOYEE LEASE AGREEMENT


         This Amendment No. 5 to Employee Lease Agreement, entered into as of March 20, 1997, by and between MAJOR REALTY CORPORATION, a Delaware corporation (hereinafter referred to as "Major"), HERITAGE NETWORK INCORPORATED, a Michigan corporation (hereinafter referred to as "Heritage") and DAVID L. TREADWELL ("Treadwell").

                                               W I T N E S S E T H;

         WHEREAS, Major, Heritage and Treadwell are parties to that certain Employee Lease Agreement dated as of March 26, 1992, as amended by Amendment No. 1 dated as of April 1, 1994, Amendment No. 2 dated as of January 1, 1995, Amendment No. 3 dated as of April 1, 1995, and Amendment No. 4 dated as of April 1, 1996 (the "Agreement"); and

         WHEREAS, the parties desire to modify Sections 4 and 5 of the Agreement regarding the lease term and annual lease fee, respectively, and to make other modifications to the Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, and as provided by Section 10.(d) of the Agreement, Major, Heritage and Treadwell hereby mutually agree to amend the Agreement as follows:

         1. Section 4, "Term of Agreement," is hereby deleted and replaced in its entirety by the following provisions:

                  This Agreement shall commence on April 1, 1996, and shall continue through December 31, 1997. The term hereof automatically shall be extended beyond December 31, 1997, for successive additional periods of one (1) month. Either party may terminate this Agreement at any time, with or without cause, by giving 30 days' advance written notice to the other party. This Agreement shall automatically terminate in the event that (i) Treadwell ceases to be employed by Heritage; (ii) Treadwell ceases to serve as chief executive officer of Major, either voluntarily or due to his illness, incapacity or death; or (iii) Treadwell is removed as chief executive officer of Major by the Board of Directors of Major.

         2. Subsection (a) of Section 5, "Cash Compensation," is hereby deleted and replaced in its entirety by the following provisions:

                  (a) Cash Compensation. Major agrees to pay to Heritage an annual fee of $25,000 for the services of Treadwell during the term hereof, payable in monthly installments of $2,083.33 on the last day of each month, beginning on April 30, 1997.


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         In addition, in the event that, prior to December 31, 1997, there is a
         Change in Control of Major, Heritage shall be entitled to a fee in an amount equal to one-half of one percent (0.5%) of the fair value of the outstanding common stock of Major at the time of the Change in Control, as determined by the consideration given in the Change of Control transaction, up to a maximum fee of $75,000.00.

                  For purposes of this Note, a "Change in Control" shall be deemed to have occurred:

                  (1) if any person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") in effect on the date hereof) or any group of persons acting in concert, other than Major Realty, or any subsidiary of Major Realty, or employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Major Realty, or Mortgagee becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed to be the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of Major Realty representing 50% or more of the combined voting power of all classes of Major Realty's then outstanding securities ordinarily having the power to vote in the election of directors; or

                  (2) upon the sale, in a single transaction or a series of related transactions, of all or substantially all of Major Realty's assets as they exist on the date hereof and the distribution of the net proceeds thereof to Major Realty's stockholders, after payment or provision for payment of Major Realty's debts; or

                  (3) in the event that, prior to December 31, 1997, Major has entered into a contract relating to one of the transactions set forth in subsections (1) and (2); provided, however, that the fee shall be payable only upon the happening and at the time of the closing of such transaction.

         3. Except as otherwise provided herein, the Agreement shall remain in full force and effect. Upon execution of this Amendment No. 5 by all of the parties hereto, and thereafter, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.




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         IN WITNESS HEREOF, the parties hereto have executed this Amendment No.
5 to Employee Lease Agreement as of the date first set forth above.

MAJOR REALTY CORPORATION                    HERITAGE NETWORK INCORPORATED



By: /s/ David L. Treadwell                  By: /s/ David L. Treadwell
   ---------------------------                 --------------------------------
   David L. Treadwell,                           David L. Treadwell, President
   Chairman of the Board


                                                /s/ David L. Treadwell
                                              ---------------------------------
                                                 DAVID L. TREADWELL



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